Exhibit 99.3

PLIANT CORPORATION

STOCKHOLDERS’ AGREEMENT

DATED AS OF [                        ], 2006

i

ii

STOCKHOLDERS’ AGREEMENT

dated as of [                ], 2006 (this “Agreement”), among Pliant Corporation, a Delaware corporation (the “Company”); the Investor Stockholders (as defined herein); the Bond Stockholders (as defined herein); and the other stockholders of the Company signatory hereto from time to time (the “Other Stockholders”).

WHEREAS, Pliant (Utah), certain of the Investor Stockholders and certain of the Bond Stockholders are parties to the Support Agreement dated as of December     , 2005 (as amended, modified or supplemented, the “Support Agreement”), which Support Agreement provided for the Debtors (as defined herein) to file the Plan with the Bankruptcy Court.

WHEREAS, on January 3, 2006, Pliant (Utah) and certain of its subsidiaries, Uniplast Holdings, Inc., Pliant Corporation International, Pliant Solutions Corporation, Pliant Film Products of Mexico, Inc., Pliant Packaging of Canada, LLC, Pliant Investment, Inc., Alliant Company LLC, Uniplast U.S., Inc., Uniplast Industries Co., and Pliant Corporation of Canada Ltd. (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

WHEREAS, pursuant to the Support Agreement, the Debtors filed the Plan with the Bankruptcy Court, which Plan, among other things, provides for the execution and delivery of this Agreement by the Company, the Investor Stockholders, the Bond Stockholders and the Other Stockholders.

WHEREAS, the Debtors, the creditors and other interest-holders of Pliant (Utah) have approved, and the Bankruptcy Court has confirmed, the Plan.

WHEREAS, the Bankruptcy Court has entered an order pursuant to Section 1129 of the Bankruptcy Code, confirming the Plan and authorizing and approving this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth herein.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1                               Definitions

As used in this Agreement, the following terms shall have the meanings set forth below.

“2003 Indenture” means the indenture, dated as of May 30, 2003, as amended, modified, restated or supplemented from time to time, by and among Pliant (Utah), the guarantors party thereto and Wilmington Trust Company, a Delaware banking corporation, as trustee.

“2003-Indenture Permitted Holder” means any “Permitted Holder” as such term is defined in the 2003 Indenture.

“2004 Indenture” means the amended and restated indenture, dated as of February 17, 2004, as amended and restated as of May 6, 2005 and as may be further amended, modified, restated or supplemented from time to time, by and among Pliant (Utah), the guarantors party thereto and Wilmington Trust Company, a Delaware banking corporation, as trustee.

“2004-Indenture Permitted Holder” means any “Permitted Holder” as such term is defined in the 2004 Indenture.

“Additional Series AA Directors” has the meaning ascribed to it in the Certificate.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning ascribed to it in the caption.

“Approved Sale” has the meaning ascribed to it in Section 2.3(a).

“Approved Sale Notice” has the meaning ascribed to it in Section 2.3(b).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Board” means the board of directors of the Company.

“Bond Stockholders” means, collectively: (a) the Persons listed on Exhibit A attached hereto and made a part hereof; (b) any Person who becomes a party to this Agreement as a Bond Stockholder pursuant to Section 2.1(b); and (c) any Person who is or becomes a holder of Stockholder Shares by Transfer of Stockholder Shares from a Bond Stockholder and who becomes a party to this Agreement as a Bond Stockholder pursuant to Section 2.1(c), in each case, only for so long as such Person holds Stockholder Shares.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are not required by law to be open in New York, New York.

“By-laws” means the By-laws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Commission” means the Securities and Exchange Commission and any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means, collectively, all of the common stock of the Company of any class and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Common Stock Directors” has the meaning ascribed to it in the Certificate.

“Company” has the meaning ascribed to it in the caption.

“Control” means, (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting Securities, by contract or otherwise.

“Debtors” has the meaning ascribed to it in the recitals.

“Demand Registration” has the meaning ascribed to such term in Section 5.1(a).

“Directors” has the meaning ascribed to it in Section 4.1(c).

“Eligible Stockholder” means, as determined from time to time, a Stockholder who (i) is an “accredited investor” as such term is defined in Rule 501 of the Securities Act and (ii) holds in excess of    %(1) of the then outstanding Stockholder Shares.

“Equity Incentive Plan” means the Pliant Corporation 2006 Restricted Stock Incentive Plan attached as Exhibit B hereto, as the same may be amended from time to time in accordance with the terms thereof and, to the extent applicable, Article VI hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute then in force, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Securities” has the meaning ascribed to it in Section 3.2.

(1) Should be high enough to pick up all Investor and Bond Stockholders.

“Form S-1,” “Form S-3,” “Form S-4” or “Form S-8” means Form S-1, Form S-3, Form S-4 or Form S-8, as appropriate, promulgated under the Securities Act (or any successor forms thereto).

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Inclusion Request” has the meaning ascribed to such term in Section 5.1(a).

“Indentures” means the 2003 Indenture and the 2004 Indenture.

“Information” has the meaning ascribed to such term in Section 5.5(i).

“Initial Public Offering” means the first underwritten Public Offering of Common Stock pursuant to a Registration Statement.

“Initial Subscribing Stockholder” has the meaning ascribed to it in Section 3.1(d).

“Initiating Request” has the meaning ascribed to such term in Section 5.1(a).

“Inspectors” has the meaning ascribed to such term in Section 5.5(i).

“Investor Stockholders” means, collectively: (a) (i) Flexible Films, LLC, a Delaware limited liability company, (ii) Flexible Films II, LLC, a Delaware limited liability company, (iii) Southwest Industrial Films, LLC, a Delaware limited liability company, (iv) Southwest Industrial Films II, LLC, a Delaware limited liability company, (v) New York Life Capital Partners, L.P., (vi) The Northwestern Mutual Life Insurance Company, and (vii) Wachovia Capital Partners, LLC; (b) any Person who is or becomes a holder of Stockholder Shares by Transfer of Stockholder Shares from an Investor Stockholder and who becomes a party to this Agreement as an Investor Stockholder pursuant to Section 2.1(c); and (c) any Person who becomes a party to this Agreement as an Investor Stockholder pursuant to Section 2.1(b), in each case, only for so long as such Person holds Stockholder Shares.

“Joinder Agreement” has the meaning ascribed to it in Section 2.1(b).

“Material Transaction” means any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement would require the Company to disclose material, non-public, competitive or sensitive information prior to such time as it would otherwise be required to be disclosed and thereby materially interfere with the ability of the Company or such Subsidiary to consummate such transaction.

“NASD” means the National Association of Securities Dealers, Inc.

“NASDAQ” means The National Association of Securities Dealers Automated Quotations System.

“New Investor” has the meaning ascribed to it in Section 3.1(c).

“New Senior Subordinated Notes” means [                    ].(2)

“Offered Securities” has the meaning ascribed to it in Section 3.1(a).

“Other Eligible Stockholder” has the meaning ascribed to it in Section 3.1(d).

“Other Shares” means, at any time, those shares of Common Stock which do not constitute Registrable Shares or Primary Shares.

“Other Stockholders” means, collectively: (a) the meaning ascribed to it in the caption; (b) any Person who is or becomes a holder of Stockholder Shares by Transfer of Stockholder Shares from an Other Stockholder and who becomes a party to this Agreement as an Other Stockholder pursuant to Section 2.1(c); and (c) any Person who becomes a party to this Agreement as an Other Stockholder pursuant to Section 2.1(b), in each case, only for so long as such Person holds Stockholder Shares.

“Percentage Ownership” means with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock held by such Stockholder and the denominator of which is the total number of shares of Common Stock issued and outstanding at the time of determination.

“Permitted-Holder Directors” has the meaning ascribed to it in Section 4.1(a)(i).

“Permitted Holder” has the meaning ascribed to such term in the applicable Indenture.

“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Plan” means the Debtors’ joint plan of reorganization filed with the Bankruptcy Court on [                    ].

“Pliant (Utah)” means Pliant Corporation, a Utah corporation.

“Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company.

“Prospectus” means the prospectus included in any Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as

(2) To be determined.

amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of Securities to be issued as consideration in connection with a business acquisition or an offering of Securities issuable pursuant to an employee benefit plan.

“Records” has the meaning ascribed to it in Section 5.5(i).

“Refused Securities” has the meaning ascribed to it in Section 3.1(c).

“Registrable Holders” means, on the date of determination, those Investor Stockholders and Bond Stockholders who hold in the aggregate more than fifty percent (50%) of the Registrable Shares held by all of the Investor Stockholders and the Bond Stockholders in the aggregate on such date of determination.

“Registrable Shares” means at any time, and with respect to any Stockholder, the shares of Common Stock (including any shares of Common Stock issued upon conversion of any other Securities) held by, or issuable to, such Stockholder. As to any particular Registrable Shares, such Registrable Shares shall cease to be Registrable Shares: (a) when an offering of such Registrable Shares has been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and such Registrable Shares have been disposed of pursuant to and in the manner described in such effective Registration Statement; (b) following an Initial Public Offering, when such Registrable Shares are sold or distributed to the public, or eligible to be sold or distributed, through a broker, dealer or market maker pursuant to Rule 144(k); (c) when such Registrable Shares have ceased to be outstanding; or (d) following an Initial Public Offering, if such Registrable Shares are freely tradeable pursuant to Section 1145 of the Bankruptcy Code; provided, that in the cases of clauses (b) and (d), such shares shall be deemed Registrable Shares for purposes of an Initial Public Offering.

“Registration Date” means the date upon which the Registration Statement filed by the Company to effect its Initial Public Offering shall have been declared effective by the Commission.

“Registration Request Notice” has the meaning ascribed to it in Section 5.1(a).

“Registration Statement” means any registration statement of the Company filed with the Commission that covers an offering of any Registrable Shares, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representative” means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Requisite Bond Stockholders” means, on the date of determination, those Bond Stockholders who hold in the aggregate more than fifty percent (50%) of the Common Stock held by all of the Bond Stockholders on such date of determination.

“Requisite Investor Stockholders” means, on the date of determination, those Investor Stockholders who hold in the aggregate more than fifty percent (50%) of the Common Stock held by all of the Investor Stockholders on such date of determination.

 “Rule 144” means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Sale of the Company” means the consummation of (a) the transfer (in one or a series of related transactions) of all or substantially all of the Company’s consolidated assets to a Person or a group of Persons acting in concert (other than to a Subsidiary of the Company)[, provided that such Person is not, and such group of Persons does not include any Person who is, an Affiliate of any Investor Stockholder]; (b) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding equity Securities of the Company to one Person or a group of Persons acting in concert[, provided that such Person is not, and such group of Persons does not include any Person who is, an Affiliate of any Investor Stockholder]; or (c) the merger or consolidation of the Company with or into another Person[, provided that such Person is not an Affiliate of any Investor Stockholder], in the case of clauses (b) and (c) above, under circumstances in which the holders of a majority of the voting power of the outstanding equity Securities of the Company immediately prior to such transaction own less than a majority in voting power of the outstanding equity Securities having, in the aggregate, the right to elect a majority of the board of directors of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a “Sale of the Company.”

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Series AA Directors” has the meaning ascribed to it in the Certificate.

“Series AA Preferred Stock” means the Series AA Redeemable Preferred Stock of the Company, par value [ ] per share.

“Series M Preferred Stock” means the Series M Preferred Stock of the Company, par value [ ] per share.

“Special Incentive Plan” means the Pliant Corporation Deferred Cash Incentive Plan attached as Exhibit C hereto, as the same may be amended from time to time in accordance with the terms thereof and, to the extent applicable, Article VI hereof.

“Stockholder Shares” means (a) the Common Stock or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them. For the avoidance of doubt, shares of Series AA Preferred Stock shall not be considered Stockholder Shares.

“Stockholders” means the holders of Stockholder Shares in each case, who are parties hereto, and shall include any other Person who hereafter becomes a party to this Agreement pursuant to a Joinder Agreement, in each case, only for so long as such Person holds Stockholder Shares.

“Stockholders’ Counsel” has the meaning ascribed to it in Section 5.5(b).

“Subscription Offer Acceptance Notice” has the meaning ascribed to it in Section 3.1(b).

“Subscription Offer Notice” has the meaning ascribed to it in Section 3.1(a).

“Subscription Offer Period” has the meaning ascribed to it in Section 3.1(a).

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), any other Person of which either (a) fifty percent (50%) or more of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) an interest of 50% or more in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more subsidiaries of the Subject Person.

“Support Agreement” has the meaning ascribed to it in the recitals.

“Suspension Period” has the meaning ascribed to it in Section 5.10.

“Tack-On Notes” means [                  ].(3)

“Transfer” of Securities shall be construed broadly and shall include any sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise.

“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.

“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.

1.2                               Rules of Construction

The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II

ISSUANCES AND TRANSFERS OF SECURITIES

2.1                               Issuances and Transfers of Securities

(a)           The provisions in this Article II shall apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding

(3) To be determined.

Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security (including upon the conversion of the Series AA Preferred Stock or the Series M Preferred Stock).

(b)           Any Person who is not already a party to this Agreement and who subscribes for Stockholder Shares shall, as a condition to such acquisition, execute and deliver to the Company a joinder agreement in substantially the form attached hereto as Exhibit D (a “Joinder Agreement”), pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement.

(c)           No Stockholder shall Transfer any Stockholder Shares to a Person not already a party to this Agreement as a Stockholder unless (i) such Person executes and delivers to the Company a Joinder Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as a Stockholder hereunder and (ii) such Transfer is made in compliance with this Article II. Any Transfer of Stockholder Shares in violation of this Section 2.1(c) shall be deemed to be a breach of this Agreement by the Transferor.

(d)           On or before the fifth anniversary of the date hereof, no Stockholder who is both a 2003-Indenture Permitted Holder and 2004-Indenture Permitted Holder shall Transfer (other than pursuant to a Transfer effected pursuant to the “Merger Exception” as defined in and in compliance with, Article Four, Part B, Section 7(c) of the Certificate) any Stockholder Shares to any Person unless (i) no “Change of Control” (as defined in the applicable Indenture) occurs under the applicable Indenture (if such Indenture is then in effect) as a result of such Transfer and the Transferee agrees to be bound by the restrictions set forth in this Section 2.1(d) with respect to any subsequent proposed Transfer of such Stockholder Shares by such Transferee, or (ii) such Transfer is made only after all shares of the Series AA Preferred Stock have been redeemed and [the Tack-On Notes or the New Senior Subordinated Notes](4) have been repaid in full in cash.

(e)           On or before the fifth anniversary of the date hereof, the Company shall not issue or sell any Securities to any Person in the event that such issuance or sale would cause a “Change of Control” as defined in either Indenture (if such Indenture is then in effect) without the prior written consent of the Requisite Investor Stockholders and the Requisite Bond Stockholders.

2.2                               Intentionally Omitted

2.3                               Required Sale in Connection with a Sale of the Company

(a)           Subject to the provisions set forth in Section 2.1(d) and this Section 2.3, if the Requisite Investor Stockholders and the Board approve a Sale of the Company (an “Approved Sale”), each Stockholder shall consent to, vote in favor of and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or

(4) To be determined.

Transfer of Stockholder Shares, other Securities or otherwise), then each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such Sale of the Company and each Stockholder shall agree to sell his, her or its Stockholder Shares on the terms and conditions approved by the Requisite Investor Stockholders and the Board. Each Stockholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including, but not limited to, the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreement and other provisions and agreements relating to such Approved Sale. In the event that any Stockholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, he, she or it hereby grants an irrevocable power of attorney and proxy to the Company or its designees to take all necessary actions and execute and deliver all documents deemed necessary or desirable by such Person to effectuate the terms of this Section 2.3. The restrictions on Transfers of Stockholder Shares and the other terms set forth in Sections 2.1 (other than Section 2.1(d), if applicable) shall not apply in connection with an Approved Sale.

(b)           The Company shall deliver written notice to each Stockholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Approved Sale Notice”). Within ten (10) days following receipt of the Approved Sale Notice, each Stockholder shall deliver to the Company written notice (in form and substance reasonably satisfactory to the Company) setting forth such holders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of stock, to sell his, her or its Stockholder Shares on the terms and conditions set forth in the Approved Sale Notice.

(c)           The obligations of the Stockholders to participate in any Approved Sale pursuant to this Section 2.3 are subject to the satisfaction of the following conditions:

(i)            upon the consummation of the Approved Sale, each Stockholder shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority and the provisions of the various agreements relating to vested stock or vested options of the Company);

(ii)           if any Stockholders are given an option as to the form and amount of consideration to be received with respect to Securities in a class, all holders of Securities of such class will be given the same option;

(iii)          no Stockholder shall be obligated to pay more than his, her or its pro rata amount of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (expenses incurred by or on behalf of a Stockholder for its or his sole benefit not being considered expenses incurred for the benefit of all Stockholders);

(iv)          with respect to the obligations of the Bond Stockholders only to so participate in such an Approved Sale, and except in a transaction effected pursuant to the “Merger Exception” as defined in and in compliance with, Article Four, Part B, Section 7(c) of the Certificate, the terms of the Approved Sale shall provide that the holders of the Series AA Preferred Stock shall receive an amount in cash equal to at least the aggregate liquidation preference of all outstanding shares of Series AA Preferred Stock and that the [Tack-On Notes / New Senior Subordinated Notes](5) shall be repaid in full upon the closing of such Approved Sale; and

(v)           any indemnification obligations for breaches of representations, warranties and covenants made by the Company and its Subsidiaries shall be pro-rata among the Stockholders based on the aggregate consideration payable with respect to the equity Securities of the Company.

(d)           The obligations of the Stockholders set forth in this Section 2.3 shall apply solely with respect to the Stockholder Shares and shall not apply with respect to any shares of Series AA Preferred Stock owned by any Stockholder.

ARTICLE III

RIGHTS TO SUBSCRIBE FOR SECURITIES

3.1                               General

(a)           Prior to the occurrence of a Public Offering, in the event that the Company proposes to issue any equity Securities (the “Offered Securities”), other than Excluded Securities, the Company shall deliver to each Eligible Stockholder written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the “Subscription Offer Notice”) at least fifteen (15) days prior to the date of the proposed issuance (the “Subscription Offer Period”).

(b)           Each Eligible Stockholder shall have the option, exercisable at any time during the Subscription Offer Period by delivering written notice to the Company (a “Subscription Offer Acceptance Notice”), (i) to subscribe for the number or amount of such Offered Securities up to its Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not Eligible Stockholders) of the total number or amount of Offered Securities proposed to be issued and (ii) to offer to subscribe for up to its Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not Eligible Stockholders) of the Offered Securities not subscribed for by other Eligible Stockholders (as further described below). Any Offered Securities not subscribed for by an Eligible Stockholder shall be deemed to be re-offered to and accepted by the Eligible Stockholders exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (x) the amount specified in their respective Subscription

(5) To be determined.

Offer Acceptance Notices and (y) an amount equal to their respective Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who have not exercised their option specified in clause (ii) of the immediately preceding sentence) with respect to such deemed re-offer. Such deemed re-offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (i) all of the Offered Securities are accepted by the Eligible Stockholders or (ii) no Eligible Stockholders desire to subscribe for more Offered Securities. The Company shall notify each Eligible Stockholder within five (5) Business Days following the expiration of the Subscription Offer Period of the number or amount of Offered Securities which such Eligible Stockholder has subscribed to purchase.

(c)           If Subscription Offer Acceptance Notices are not given by the Eligible Stockholders for all the Offered Securities, the Company may issue the part of such Offered Securities as to which Subscription Offer Acceptances Notices have not been given by the Eligible Stockholders (the “Refused Securities”) to any Person (a “New Investor”) in accordance with the terms and conditions set forth in the Subscription Offer Notice. Any Refused Securities not purchased by one or more New Investors in accordance with this Section 3.1 within ninety (90) days after the date of the Subscription Offer Notice may not be sold or otherwise disposed of until they are again offered to the Eligible Stockholders under the procedures specified in this Section 3.1.

(d)           Notwithstanding anything to the contrary contained herein, the Company may, in order to expedite the issuance of the Offered Securities hereunder, issue all or a portion of the Offered Securities to one or more Persons (each, an “Initial Subscribing Stockholder”), without complying with the provisions of this Section 3.1; provided, that prior to such issuance, either: (i) each Initial Subscribing Stockholder agrees to offer to sell to each Eligible Stockholder who is not an Initial Subscribing Stockholder (each such Stockholder, an “Other Eligible Stockholder”) such Other Eligible Stockholder’s respective Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not Eligible Stockholders) of such Offered Securities on the same terms and conditions as issued to the Initial Subscribing Stockholders and in a manner which provides such Other Eligible Stockholder with rights substantially similar to the rights outlined in Sections 3.1(b) and 3.1(c); provided, however, that the purchase price payable by the Other Eligible Stockholders to the Initial Subscribing Stockholders may include (A) an amount equal to any accrued and unpaid dividends thereon or (B) a reasonable rate of interest, in each case calculated from the date such Initial Subscribing Stockholder purchase such Offered Securities through the date of sale to the Other Eligible Stockholders; or (ii) the Company shall offer to sell an additional amount of Offered Securities to each Other Eligible Stockholder only in an amount and manner which provides such Other Eligible Stockholder with rights substantially similar to the rights outlined in Sections 3.1(b) and 3.1(c). The Initial Subscribing Stockholders or the Company, as applicable, shall offer to sell such Offered Securities to each Other Eligible Stockholder within sixty (60) days after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders.

3.2                               Excluded Securities

The rights of the Eligible Stockholders under Section 3.1 shall not apply to the following Securities issued by the Company at any time (the “Excluded Securities”):

(a)           Securities issued as a stock dividend or distribution or upon any stock split, recapitalization or other subdivision or combination of Securities;

(b)           Securities issued upon the exercise, conversion or exchange of any warrants, options or any other derivative or convertible Securities of the Company (including the Series AA Preferred Stock and the Series M Preferred Stock);

(c)           Securities issued in connection with (i) the acquisition (whether by stock sale, merger, recapitalization, asset sale or otherwise) of another Person (or portion thereof), or (ii) a joint venture or strategic alliance with another Person, in each case, that is approved by the Board;

(d)           Securities issued in a Public Offering;

(e)           Securities issued pursuant to the terms of the Equity Incentive Plan;

(f)            Securities issued as a bona fide “equity kicker” to a lender or placement agent in connection with a financing; and

(g)           Securities issued for non-cash consideration or upon the conversion of debt that by its terms is convertible into equity Securities.

3.3                               Application

This Article III shall not apply in connection with an Approved Sale.

ARTICLE IV

BOARD

4.1                               Election of Directors; Voting

(a)           Subject to the provisions of Section 4.1(b) hereof, except with the prior written consent of the Requisite Investor Stockholders and the Requisite Bond Stockholders, each Stockholder hereby covenants and agrees to vote all of his, her or its Stockholder Shares against any proposed amendment to or restatement of the Certificate that would cause the number of directors constituting the Board to be any greater than, or less than, seven (7). At each annual meeting of the Stockholders, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing Common Stock Directors, and at any time at which holders of Stockholder Shares shall have the right to vote for or consent in writing to the election of Common Stock Directors, then, and in each such event, each Stockholder shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such shares in favor of, the election of Common Stock Directors to the Board constituted as follows:

(i)            four (4) representatives designated by the holders of a majority of the shares of Common Stock held by the Stockholders who are both 2003-Indenture Permitted Holders and 2004-Indenture Permitted Holders (the “Permitted-Holder Directors”), which designees shall, in accordance with the Plan, initially be [              and              ];

(ii)           one (1) representative who shall be, if the Company has employed a permanent chief executive officer at such time, the chief executive officer of the Company from time to time.

(b)           The Stockholders shall vote their shares (i) to remove any Permitted-Holder Director whose removal is required by the Permitted Holders and (ii) to promptly fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new Common Stock Director designated, if approval is required, in accordance with the provisions of this Section 4.1. The Company and the Stockholders shall use their best efforts to fill any vacancies of the Common Stock Directors as soon as practicable following the date such vacancy is created.

(c)           The Company shall pay all reasonable out-of-pocket fees, charges and expenses (including travel and related expenses) incurred by each of the members of the Board, including, for the avoidance of doubt, the Series AA Directors and any Additional Series AA Directors (collectively, the “Directors”) in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company. So long as any Director serves on the Board and for three (3) years thereafter, the Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to the Requisite Investor Stockholders and the Requisite Bond Stockholders, and the Company’s Certificate and By-laws shall provide for indemnification and exculpation of Directors to the fullest extent permitted under applicable law.

4.2                               Subsidiaries

At the election of the Series AA Directors (such election to be made in writing at least five (5) Business Days prior to the effectiveness thereof), the board of directors or board of managers, as applicable, of each Subsidiary of the Company shall include one of the Series AA Directors on such board.

ARTICLE V

REGISTRATION RIGHTS

5.1                               Required Registration

(a)           If, at any time following the third-year anniversary of the date hereof, the Company shall be requested in writing (an “Initiating Request”) by the Registrable Holders to effect the registration under the Securities Act of an offering of Registrable Shares (a “Demand Registration”), then the Company shall, subject to Sections 5.1(b), (c) and (d) below, promptly use its reasonable best efforts to effect a registration under the Securities Act of an offering of all the Registrable Shares that the Company has been requested pursuant to such Initiating Request and in any Inclusion Request (as hereinafter defined) to register for sale in accordance with this Section 5.1(a) and with the method of distribution specified in the Initiating Request. The Company shall promptly give written notice to all Stockholders (a “Registration Request Notice”) of the Company’s requirement to register such offering. The Stockholders shall have 30 days after delivery of a Registration Request Notice to deliver to the Company a request in writing (an “Inclusion Request”) that the Company include in such registration the number of Registrable Shares of all Stockholders so specified in the Inclusion Request.

(b)           Anything contained in Sections 5.1(a) to the contrary notwithstanding, the Company may delay the filing or effectiveness of any Registration Statement for a period of up to 120 days after the date that the Registrable Holders make a Demand Registration, if at the time of such Demand Registration: (i) any other registration statement (other than on Form S-4 or Form S-8) pursuant to which equity Securities of the Company are to be or were offered and sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days (180 days in the case of the Initial Public Offering); or (ii) the Board determines in good faith that (A) it is in possession of material, non-public information concerning pending or threatened litigation and disclosure of such information would jeopardize such litigation or otherwise materially harm the Company or (B) a Material Transaction that has not been publicly disclosed is reasonably likely to occur; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(c)           With respect to any registration pursuant to Section 5.1(a), the Company may include in such registration any other Registrable Shares, Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would materially adversely affect the offering and sale (including pricing) of all such Securities, then the number of Registrable Shares, Primary Shares, and Other Shares proposed to be included in such registration shall be included in the following order:

(i)            first, the Registrable Shares owned by the Stockholders, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration;

(ii)           second, the Primary Shares; and

(iii)          third, the Other Shares.

(d)           Subject to paragraphs (f) and (g), the Company shall not be required pursuant to Section 5.1(a) to effect more than one (1) registration of an offering of Registrable Shares on Form S-1.

(e)           If any offering pursuant to a Demand Registration involves an underwritten offering, the Registrable Holders shall select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing.

(f)            Any Stockholder initiating or requesting the inclusion of Registrable Shares in a Demand Registration may, by written notice to the Company delivered prior to the effectiveness of the Registration Statement, withdraw its request to have its Registrable Shares included in such Demand Registration. In the event that either: (i) the conditions to closing specified in an underwriting agreement to which the Company is a party with respect to a Demand Registration are not satisfied or waived; or (ii) any Registration Statement filed pursuant to this Section 5.1(a) is not declared effective for any reason, then in each such case such registration shall not be deemed a Demand Registration for purposes of this Section 5.1(a).

(g)           The Registrable Holders that own a majority of the Registrable Shares requested to be included in a Registration Statement pursuant to this Section 5.1(a) shall have the right to terminate or withdraw any registration initiated pursuant to this Section 5.1(a) by written notice to the Company delivered prior to the effectiveness of such Registration Statement and such withdrawn registration shall not be deemed a Demand Registration for purposes of this Section 5.1(a) if such Registrable Holders within 30 days after the delivery of such written notice fully reimburse the Company for all costs, fees and expenses incurred by the Company (including legal fees) in connection with such withdrawn registration..

5.2                               Piggyback Registration

(a)           If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8), it shall promptly give written notice to each Stockholder of its intention to register the Primary Shares or Other Shares and, upon the written request of any Stockholder (given within twenty (20) days after delivery of any such notice to each Stockholder by the Company) to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its reasonable best efforts to cause all such Registrable Shares requested to be included in such registration to be included on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful offering and sale (including pricing) of Primary Shares proposed to be offered and sold by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i)            first, the Primary Shares;

(ii)           second, the Registrable Shares owned by the Stockholders requesting that their Registrable Shares be included in such registration pursuant to the terms of this Section 5.2, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration; and

(iii)          third, the Other Shares.

(b)           The number of requests by the Stockholders permitted by this Section 5.2 shall be unlimited.

5.3          Registrations on Form S-3

(a)           Subject to Sections 5.3(c) and (d), at such time as the Company shall have qualified for the use of Form S-3, the Stockholders shall have the right to request registrations on Form S-3, and to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3.

(b)           If the Company shall be requested in writing by any Stockholder to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3, then the Company shall promptly give written notice of such proposed registration to all Stockholders and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by all Stockholders provided that such Stockholders respond in writing to the Company’s notice within twenty (20) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on Form S-3 of the Registrable Shares that the Company has been so requested to register.

(c)           The Company shall not be obligated to effect any registration under the Securities Act requested by the Stockholders under this Section 5.3 if either: (i) with respect to any request made by a Stockholder pursuant to this Section 5.3, the anticipated gross offering price of all Registrable Shares to be included in such registration would be less than $5,000,000; or (ii) the Company shall have effected four (4) or more Registration Statements on Form S-3 pursuant to this Section 5.3 during the twelve-month period prior to the date of such request for registration (unless the Company shall have waived such limitation).

(d)           The Company may delay the filing or effectiveness of any Registration Statement for a period not to exceed one hundred twenty (120) days after the date of a request for registration pursuant to this Section 5.3 if (i) any other registration statement (other than on Form S-4 or Form S-8) pursuant to which Securities of the Company are to be or were offered and sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days; or (ii) the Board determines in good faith that (A) it is in possession of material, non-public information concerning pending or threatened litigation and disclosure of such information would jeopardize such litigation or otherwise materially harm the Company or (B) a Material Transaction that has not been publicly disclosed is reasonably likely to occur; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(e)           With respect to any registration pursuant to this Section 5.3, the Company may include in such registration any Registrable Shares, Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would materially adversely affect the offering or sale (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i)            first, the Registrable Shares owned by the Stockholders, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration;

(ii)           second, the Primary Shares; and

(iii)          third, the Other Shares.

(f)            The number of requests by the Stockholders permitted by this Section 5.3 shall be unlimited.

5.4                               Holdback Agreement

(a)           If the Company at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an underwritten offering and such offering and sale is the first Public Offering for the account of the Company or is effected pursuant to Section 5.1(a), the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock (other than (i) those Registrable Shares included in such registration pursuant to Section 5.1 or 5.2 or (ii) subject to the consent of the underwriters, a Transfer to an Affiliate) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than seven (7) days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement.

(b)           If the Company at any time shall register an offering and sale of shares of Common Stock for the account of the Company under the Securities Act in an underwritten offering pursuant to any registration under the Securities Act other than the first Public Offering for the account of the Company (other than on Form S-4 or Form S-8), the Stockholders participating in such registered offering shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock (other than (i) those Registrable Shares included in such registration pursuant to Sections 5.1, 5.2 or 5.3 or (ii) subject to the consent of the underwriters, a Transfer to an Affiliate) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than seven (7) days prior to the effectiveness of such Registration Statement and cannot last more than ninety (90) days after the effective date of such Registration Statement.

5.5                               Preparation and Filing

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of an offering and sale of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a)           use its reasonable best efforts to cause a Registration Statement that registers such offering of Registrable Shares to become and remain effective for a period of 120 days or until all of such Registrable Shares have been disposed of (if earlier);

(b)           furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a draft Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel (the “Stockholders’ Counsel”) selected by the Registrable Holders that own a majority of the Registrable Shares to be included in such Registration Statement, copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 120 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;

(d)           notify the Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e)           use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5.5(e);

(f)            furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public offering and sale or other disposition of such Registrable Shares;

(g)           use its reasonable best efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h)           promptly notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)            make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law; (iii) such Information has been made generally available to the public; or (iv) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(j)            use its reasonable best efforts to obtain from its independent certified public accountants a “cold comfort” letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

(k)           use its reasonable best efforts to obtain, from its counsel, an opinion or opinions in customary form and covering such matters of the type customarily covered by such opinions (which shall also be addressed to the Stockholders selling Registrable Shares in such registration);

(l)            provide and maintain a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m)          issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n)           list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, take all reasonable action required to qualify such Registrable Shares for quotation on the NASDAQ OTC Bulletin Board Service;

(o)           otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(p)           use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction as soon as is practicable;

(q)           use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby; and

(r)            cause officers or key employees of the Company, as applicable, to participate in any “road show” or “road shows” reasonably requested by the managing underwriter.

5.6                               Expenses

All expenses incident to the Company’s performance of or compliance with Sections 5.1, 5.2, 5.3 and 5.5, including, without limitation: (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange and the Commission (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the NASD); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company) and of printing prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of the Stockholders’ Counsel to represent such Stockholders in connection with such registration; (g) all fees and disbursements of underwriters customarily paid by the issuer or sellers of Securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters; and (h) fees and expenses of other Persons retained by the Company, will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

5.7                               Indemnification

(a)           In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or “blue sky” laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or “blue sky” laws, and the Company shall promptly reimburse such seller, underwriter, broker, controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; provided, further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or allegedly untrue statement in, or omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus had been timely made available to such indemnified party and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b)           In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.7(a)) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any such offering and sale of Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on such Seller’s behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.7.

(d)           If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(e)           The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Shares.

5.8                               Underwriting Agreement

(a)           If requested by the managing underwriters in connection with a request for a Demand Registration under Sections 5.1 or 5.3, the Company shall enter into a firm commitment underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the Registrable Holders and the underwriters, and to contain such representations, warranties and undertakings (including undertakings with respect to holdback periods) by the Company and such other terms as are customary in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.7.

(b)           No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees (i) to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company in the case of an offering of Primary Shares, or, in the case of an offering pursuant to Section 5.1 hereof, the Company and the Registrable Holders and (ii) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.9                               Information by Holder

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

5.10                        Suspension

Anything contained in this Agreement to the contrary notwithstanding, the Company may (not more than once in any twelve-month period), by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the “Suspension Period”), the use of any Prospectus included in a Registration Statement filed under Sections 5.2 or 5.3 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

5.11                        Exchange Act Compliance

From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

ARTICLE VI

MANAGEMENT INCENTIVE PLANS

6.1                               Certain Amendments

The Company shall not, without the prior written consent of the Requisite Bond Stockholders, (i) grant any shares of capital stock, or options, warrants or rights to purchase capital stock, of the Company to any director, officer or employee of the Company, other than shares of Series M Preferred Stock to be granted pursuant to the Equity Incentive Plan, (ii) except as authorized by the Special Incentive Plan, grant any stock appreciation rights or other equity participation interests to any director, officer or employee of the Company, (iii) increase the Share Limit (as defined in the Equity Incentive Plan) above 8,000 shares of Series M Preferred Stock, (iv) increase the Series M Liquidation Multiple (as defined in the Certificate) from .0000009375 to ..00001, (v) otherwise increase the Series M Liquidation Multiple (as defined in the Certificate) above .0000009375, (vi) increase the Applicable Percentage (as defined in the Special Incentive Plan) from 7.5% to 8.0%, (vii) otherwise increase the Applicable Percentage (as defined in the Special Incentive Plan) above 7.5%, (viii) decrease the Series M Factor (as defined in the Certificate) from .925 to .920 or (ix) otherwise decrease the Series M Factor (as defined in the Certificate) below .925.

ARTICLE VII

LEGENDS; NO REPRESENTATIONS

7.1                               Restrictive Legends

(a)           Each certificate for Stockholder Shares held by an Affiliate of the Company shall be stamped or otherwise imprinted with a legend in substantially the following terms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

(b)           Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF [              ], 2006 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)           The legend set forth in paragraph (b) shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

7.2                               No Representations

THE COMPANY MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE REGISTRABLE SHARES ISSUED UNDER THE PLAN. THE COMPANY RECOMMENDS THAT STOCKHOLDERS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

ARTICLE VIII

AMENDMENT AND WAIVER

8.1                               Amendment

The terms and provisions of this Agreement may not be amended, modified or waived except pursuant to a writing signed by (a) the Company; (b) the Requisite Investor Stockholders; and (c) the Requisite Bond Stockholders; provided, however, that any amendment, modification or waiver that discriminates against any Stockholder or treats any Stockholder in a manner materially adversely different from the treatment afforded to such other Stockholders in this Agreement as of the date hereof shall not be effective as to such Stockholder without his, her or its prior written consent.

8.2                               Waiver

No course of dealing between the Company and the Stockholders (or any of them) or between any of the Stockholders or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE IX

TERMINATION

The provisions of this Agreement, except as otherwise expressly provided herein, shall terminate upon the first to occur of (a) the dissolution, liquidation or winding-up of the Company; (b) a Sale of the Company; or (c) the approval of such termination by the Company, the Requisite Investor Stockholders and the Requisite Bond Stockholders; provided, however, that Article II and Article III shall terminate upon the consummation of an Initial Public Offering. Anything contained herein to the contrary notwithstanding, as to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has Transferred all of such Stockholder’s Stockholder Shares.

ARTICLE X

MISCELLANEOUS

10.1                        Severability

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.2                        Entire Agreement

This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way.

10.3                        Independence of Agreements and Covenants

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

10.4                        Successors and Assigns

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. Except as specifically set forth herein, the Company may not assign its rights or obligations hereunder without the prior written consent of the Requisite Investor Stockholders and the Requisite Bond Stockholders.

10.5                        Counterparts; Facsimile Signatures; Validity

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

10.6                        Remedies

(a)           Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b)           It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.7                        Notices

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)           if to the Company, to:

Pliant Corporation

1475 Woodfield Road, Suite 700
Schaumburg, Illinois 60173
Attention: President
Facsimile: (847) 969-3338

Telephone: (847) 969-3330

with copies to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Larry J. Nyhan, Esq.

John R. Box, Esq.

Facsimile: (312) 853-7036

Telephone: (312) 853-7425; and

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attn: Ilan S. Nissan, Esq.

Facsimile:  (212) 326-2061
Telephone: (212) 408-2443

(b)           if to any Stockholder to it at its address set forth on Schedule I attached hereto. Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

10.8                        Governing Law

EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ALL MATTERS WHICH ARE THE SUBJECT OF THIS AGREEMENT RELATING TO MATTERS OF INTERNAL GOVERNANCE OF THE COMPANY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND DELAWARE STATE COURTS LOCATED IN THE COUNTY OF NEW CASTLE IN THE STATE OF DELAWARE; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PART.

10.9                        Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY

CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.10                 Further Assurances

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby or thereby.

10.11                 Prior Agreements

Upon the execution and delivery of this Agreement, the Stockholders’ Agreement and the Registration Rights Agreement, each dated as of May 31, 2000, as amended from time to time, by and between Pliant (Utah) and its stockholders, shall each be terminated and of no further force or effect.

10.12                 Regulatory Covenants

The Company shall comply, and the Stockholders will cause the Company to comply, with the terms and provisions contained in Exhibit E attached hereto and made a part hereof.

10.13                 Third Party Reliance

Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders. Accordingly, no third party (including, without limitation, any holder of Securities of the Company) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

10.14                 Confidentiality

Except as otherwise required by law, each Stockholder shall, and shall cause its Representatives to, hold in confidence all nonpublic information of the Company provided or made available to such Stockholder and Representative until such time as such information has become publicly available other than as a consequence of any breach by such Stockholder or

Representative of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Stockholder, Representative, or, in the case of a Stockholder that is a private investment fund, any partner in such fund) so long as such Person agrees to keep such information confidential upon receipt thereof). The obligations of each Stockholder under this Section 10.14 shall terminate upon the earlier of (a) the second anniversary of the date on which such Stockholder has Transferred all of such Stockholder’s Stockholder Shares or (b) the termination of this Agreement.

*******

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

PLIANT CORPORATION

By:
Name:
Title:

FLEXIBLE FILMS, LLC
FLEXIBLE FILMS II, LLC
SOUTHWEST INDUSTRIAL FILMS, LLC
SOUTHWEST INDUSTRIAL FILMS II, LLC

By: J.P. Morgan Partners (BHCA), L.P.,
its Member,

By:	JPMP Master Fund Manager, L.P.,
its General Partner

By:	JPMP Capital Corp.,
its General Partner

By:
Name:
Title:

NEW YORK LIFE CAPITAL PARTNERS, L.P.

By:	NYLCAP Manager LLC,
its Investment Manager

By:
Name:
Title:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Name:
Title:

WACHOVIA CAPITAL PARTNERS, LLC

By:
Name:
Title:

[OTHERS]

[BOND HOLDERS]

By: [ ]

By:
Name:
Its:

[OTHER STOCKHOLDERS]

Schedule I

Stockholders

Name and Address of Investor Stockholders

Flexible Films, LLC

Flexible Films II, LLC

Southwest Industrial Films, LLC

Southwest Industrial Films II, LLC
c/o J.P. Morgan Partners, LLC

1221 Avenue of the Americas
New York, New York 10020
Attention: Timothy Walsh
Facsimile:  (2120 899-3755

Telephone: (212) 899-3400

with a copy to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attn: Ilan S. Nissan, Esq.
Facsimile:  (212) 326-2061

Telephone: (212) 408-2443

New York Life Capital Partners, L.P.
c/o [                      ]

[Address]

[City, State Zip]

Attention:  [                      ]

Facsimile:  [                      ]

Telephone: [                      ]

The Northwestern Mutual Life Insurance Company
c/o [                      ]

[Address]

[City, State Zip]

Attention:  [                      ]

Facsimile:  [                      ]

Telephone: [                      ]

i

Wachovia Capital Partners, LLC
c/o [                      ]

[Address]

[City, State Zip]

Attention:  [                      ]

Facsimile:  [                      ]

Telephone: [                      ]

[Bond Stockholders]
c/o [                      ]

[Address]

[City, State Zip]

Attention:  [                      ]

Facsimile:  [                      ]

Telephone: [                      ]

Name and Address of Other Stockholders

ii

Exhibit A

Bond Stockholders

Exhibit D

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of [          ], 2006 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”), among Pliant Corporation, a Delaware corporation (the “Company”), and its stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be [a] [an] [Investor Stockholder] [Other Stockholder] [Bond Stockholder], as such term[s] [is] [are] defined in the Stockholders’ Agreement.(6)

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                                                    .

Signature of Stockholder

Print Name of Stockholder

Address

Facsimile

Telephone

(6)  Type of Stockholder shall be the same as the transferor of the transferred Securities.  Any Person purchasing Stockholder Shares from the Company shall sign as an Other Stockholder if such Person is not already a Stockholder at the time of such purchase.  A Stockholder cannot be classified into more than one type of Stockholder simultaneously (e.g., a Stockholder cannot simultaneously be an Other Stockholder and a Bond Stockholder).

Exhibit E

Section 1.              Regulatory Matters Generally.

(a)           In the event that any Investor reasonably determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by the Investor in order (i) to effectuate and facilitate any transfer by the Investor of any equity interests of the Company then held by the Investor to any Person designated by the Investor, (ii) to permit the Investor (or any of its Affiliates) to exchange all or any portion of the voting equity interests then held by such Person on a share-for-share basis for shares of a class of non-voting equity interests of the Company, which non-voting equity interests shall be identical in all respects to such voting equity interests, except that such new equity interests shall be non-voting and shall be convertible into voting equity interests on such terms as are requested by the Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (iii) to grant the Investor or its designee the reasonable equivalent of any voting rights arising out of the Investor’s ownership of voting equity interests and/or provided for in the By-laws and the Stockholders’ Agreement that were diminished as a result of the transfers and amendments referred to above; provided, that, in the case of clause (i) above, such transferee shall agree to be bound by and subject to the terms of the By-laws and the Stockholders’ Agreement in the same manner as the Investor. If the Investor elects to transfer equity interests of the Company in order to avoid a Regulatory Problem to an Affiliate (subject to limitations on its voting or total ownership interest in the Company), the Company and such Affiliate shall enter into such mutually acceptable agreements as such Affiliate may reasonably request in order to assist such Affiliate in complying with applicable Laws. Such agreements may include restrictions on the redemption, repurchase or retirement of equity interests of the Company that would result or be reasonably expected to result in such Affiliate holding more voting equity interests or total interests (determined by such Affiliate’s ownership of equity and debt of the Company) than it is permitted to hold under such Laws.

(b)           In the event any Investor has the right to acquire any of the Company’s equity interests from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and the Investor reasonably determines that it has a Regulatory Problem, at the Investor’s request the Company will offer to sell to the Investor non-voting equity interests (or, if the Company is not the proposed seller, will arrange for the exchange of any voting equity interests for non-voting equity interests immediately prior to or simultaneous with such sale) on the same terms as would have existed had the Investor acquired the equity interests so offered and immediately requested their exchange for non-voting equity interests pursuant to subsection (a) above.

(c)           In furtherance of its obligations pursuant to Section 1(b), the Company and the Stockholders shall take all corporate actions necessary so as to permit the issuance of non-voting equity interests.

(d)           In the event that any Affiliate of the Company ever offers to issue any of its securities to an Investor, then the Company will cause such Affiliate to enter into an agreement with the Investor with terms substantially similar to those contained in this Agreement.

Section 2.              Cross Marketing Activities.

The Company hereby represents and warrants that neither the Company nor any of the Subsidiaries (i) offers or markets, directly or through any arrangement, any product or service of any depository institution that is owned by J.P. Morgan Chase & Co. or (ii) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any depository institution that is owned by J.P. Morgan Chase & Co.

Section 3.              Covenants.

(a)           The Company shall give the Investor thirty (30) days prior written notice before taking any affirmative steps which would cause the representations and warranties contained in Section 2 to become untrue.

(b)           The Company shall use its best efforts to notify the Investor promptly at any time in which the Company reasonably believes the representations contained in Section 2 to be untrue, whether as a result of the Company’s affirmative action or otherwise.

Section 4.              Participation Interests and Pledge.

Notwithstanding anything to the contrary contained in the Stockholders’ Agreement, an Investor shall be permitted to grant participation interests in the Company’s equity interests held by the Investor to Affiliates of the Investor without prior disclosure or consent of the Company or any other Person, so long as the participation agreement or other agreement or document pursuant to which such participation interest is granted requires such Affiliate to comply with the Stockholders’ Agreement as if it were a record owner of such equity interests and a direct party to the Stockholders’ Agreement.

Section 5.              No Change of Control.

Notwithstanding anything to the contrary set forth in this Exhibit E, the Investor shall comply with its obligations under Section 2.1(d) of the Stockholders’ Agreement and the Company shall take no action under this Exhibit E that would facilitate a Transfer of Stockholder Shares by the Investor in contravention of such Section 2.1(d).

Section 6.              Definitions.

Any terms used in this Exhibit E and not otherwise defined in the Stockholders’ Agreement shall have the meanings ascribed to them as follows:

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

“Investor” means, collectively: (i) Flexible Films, LLC, a Delaware limited liability company; (ii) Flexible Films II, LLC, a Delaware limited liability company; (iii) Southwest Industrial Films, LLC, a Delaware limited liability company; and (iv) Southwest Industrial Films II, LLC, a Delaware limited liability company.

“Law” with respect to any Person, means (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Regulatory Problem” means any set of facts or circumstances in which the Investor’s ownership of equity interests issued by the Company (i) gives rise to a violation of Law by the Investor or any of its Affiliates, or gives rise to a reasonable belief by the Investor that such a violation is likely to occur or (ii) gives rise to a limitation in Law that will impair the ability of the Investor or any Affiliate to conduct its business or gives rise to a reasonable belief by the Investor that such a limitation is likely to arise.

*              *              *              *              *